Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Western Liberty Bancorp of our report dated March 31, 2011, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Western Liberty Bancorp for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California

January 25, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Western Liberty Bancorp of our report dated March 31, 2011, relating to the financial statements of Service1st Bank of Nevada as of October 28, 2010, appearing in the Annual Report on Form 10-K of Western Liberty Bancorp for the year ended December 31, 2010 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California

January 25, 2012